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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated August 26, 1999, on the Statement of Revenues and Direct Operating Expenses for the Gas and Oil Properties Acquired from Union Oil Company of California by Tom Brown, Inc., included in this Form 8-K/A, into Tom Brown, Inc.'s previously filed Registration Statements on Form S-8 Nos. 33-42991, 33-44225, 33-60191, 33-60842, 33-13157, 33-30069, 33-42011, 333-56577
and 333-69353.



ARTHUR ANDERSEN LLP




Houston, Texas
September 13, 1999